UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/29/2008

Technitrol, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05375

PA	23-1292472
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1210 Northbrook Drive, Suite 470, Trevose, PA 19053
(Address of principal executive offices, including zip code)

(215) 355-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Technitrol, Inc. entered into a Letter Agreement dated July 23, 2008 with Drew A. Moyer who currently serves as Senior Vice President and Chief Financial Officer. The Letter Agreement provides various benefits to Mr. Moyer in the event his employment with Technitrol terminates without cause or is terminated by Mr. Moyer for good reason (as defined in the agreement). Depending on the circumstances, the benefits may include continued base salary, bonus payment, vesting of restricted stock, continued health and life insurance benefits, outplacement services and tax gross-up related to Section 280G of the Internal Revenue Code. The Letter Agreement also contains confidentiality, invention assignment and noncompetition provisions. The foregoing summary is not complete and is qualified in its entirety by reference to the full text of the Letter Agreement attached hereto as Exhibit 10.27 which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.27 - Letter Agreement between Technitrol, Inc. and Drew A. Moyer dated July 23, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technitrol, Inc.

Date: July 29, 2008	By:	/s/ Drew A. Moyer
Drew A. Moyer
Sr. Vice President & CFO

Exhibit Index

Exhibit No.	Description
EX-10.27	Letter Agreement